SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                             Securities Act of 1934


        Date of Report (Date of earliest event reported): August 14, 2000



                                   VIACOM INC.
             (Exact name of Registrant as specified in its charter)


  Delaware                           001-09553                 04-2949533
  ------------                      -----------              -----------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction of                     File Number)             Identification No.)
incorporation)



1515 Broadway, New York, New York                                      10036
 (Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:  (212) 258-6000

Item 5.   Other Events
-------   ------------


                  On August 14, 2000, Viacom Inc. ("Viacom") delivered to the Board of Directors of Infinity Broadcasting Corporation ("Infinity") a letter dated August 14, 2000 (the "Proposal Letter") in which Viacom offered to acquire through a stock-for-stock merger transaction (the "Proposed Transaction") all the issued and outstanding shares of Class A Common Stock, par value $.01 per share (the "Infinity Class A Shares"), of Infinity not currently owned by Viacom. Pursuant to the Proposed Transaction, each Infinity Class A Share would be converted into the right to receive 0.564 of a share of Class B Common Stock, par value $.01 per share, of Viacom. Viacom currently holds 100% of Infinity's Class B Common Stock, par value $.01 per share (the "Infinity Class B Shares"), which represents approximately 64.3% of the equity of Infinity and approximately 90.0% of the combined voting power of the Infinity Class A Shares and the Infinity Class B Shares. Viacom does not currently hold any Infinity Class A Shares.

                  The merger proposal is subject to approval of Infinity's independent directors.

                  On August 15, 2000, Viacom issued a press release relating to the events described above. Such press release is attached hereto as Exhibit 99.1.


Item 7.  Financial Statements and Exhibits
-------  ---------------------------------
(a)      Financial Statements of Businesses Acquired

         None.

(b)      Pro Forma Financial Information

         None.

(c)      Exhibits

         99.1    Press release issued by Viacom Inc. on August 15, 2000

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, Viacom has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       VIACOM INC.


Date:    August 15, 2000               By:      /s/ Michael D. Fricklas
                                            ---------------------------
                                            Name: Michael D. Fricklas
                                            Title:  Executive Vice President,
                                                    General Counsel and
                                                    Secretary

                                  EXHIBIT INDEX
                                  -------------
Exhibit
   No.            Description
--------          --------------
99.1              Press release issued by Viacom Inc. on August 15, 2000